Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement No. 333-257732 on Form F-4 of our report dated July 6, 2021 relating to the financial statements of Algoma Steel Group Inc. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte LLP
Chartered Professional Accountants
Licensed Public Accountants
Toronto, Canada
August 17, 2021